Exhibit 99.1

news release

FOR RELEASE AT 8:30 AM ET

AUGUST 7, 2023

Chevron Completes Acquisition of PDC Energy

SAN RAMON, Calif., Aug. 7, 2023 — Chevron Corporation (NYSE: CVX) announced today that its acquisition of PDC Energy, Inc. (NASDAQ: PDCE) has been completed following approval by PDC Energy shareholders.

“We’re pleased to welcome PDC Energy into Chevron,” said Bruce Niemeyer, Chevron’s president for Americas Exploration & Production. “Our companies have similar cultures, with a focus on safe and reliable operations, teaming to deliver results, and benefiting the communities where we operate. PDC’s high-quality assets open up even greater opportunities in important U.S. basins where Chevron already has a strong presence.”

The assets acquired include 275,000 net acres in the Denver-Julesburg (DJ) Basin adjacent to Chevron’s existing operations, which add more than 1 billion barrels of oil equivalent proved reserves, and 25,000 net acres in the Permian Basin that are held by production.

About Chevron

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets and other emerging technologies. More information about Chevron is available at www.chevron.com.

NOTICE

As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we” and “us” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as

-MORE-

NEWS RELEASE

“anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully integrate the operations of Chevron and PDC Energy and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading

-MORE-

NEWS RELEASE

“Risk Factors” on pages 20 through 26 of the company’s 2022 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

# # #

Contact: Deena McMullen — +1 432-363-7085

-MORE-

3